SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/_/ Definitive Proxy Statement
/X/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         CarrAmerica Realty Corporation
          ------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/_/  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         _______________________________________________________________________

     2)  Aggregate number of securities to which transaction applies:

         _______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         _______________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:

         _______________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

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    4) Date filed: _____________________________________________________________

                         CARRAMERICA REALTY CORPORATION

                         1700 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20006



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held on May 7, 1998

To Our Stockholders:

         The 1998 Annual Meeting of Stockholders of CarrAmerica Realty Corporation will be held on Thursday, May 7, 1998, beginning at 9:30 a.m., Eastern Daylight Savings Time, at the Willard Inter-Continental Hotel, 1401 Pennsylvania Avenue, N.W., Washington, D.C. 20004. At the meeting, stockholders will act on the following matters:

         1. Election of two directors to serve terms expiring in 2000 and of three directors to serve terms expiring in 2001;

         2. Approval of increases in the numbers of authorized shares of Common and Preferred Stock of the Company;

         3. Approval of an increase in the number of shares authorized for issuance under the Company's 1997 Stock Option and Incentive Plan;

         4. Approval of an increase in the number of shares authorized for issuance under the Company's 1995 Non-Employee Director Stock Option Plan;

         5. Approval of an amendment to the Company's Articles of Incorporation to modify the definition of the term "Special Shareholder"; and

         6. Any other business that properly comes before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on March 10, 1998 will be entitled to vote at the meeting or any adjournments thereof.

IF YOU PLAN TO ATTEND:

         Please note that space limitations make it necessary to limit attendance to stockholders only. Registration will begin at 8:30 a.m., and seating will be available at approximately 9:00 a.m. Cameras and recording devices will not be permitted at the meeting. "Street name" holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

WHETHER OR NOT YOU EXPECT TO ATTEND:

         Whether or not you expect to attend the Annual Meeting, you are urged to sign and date the enclosed proxy, which is being solicited on behalf of the Board of Directors, and return it promptly in the enclosed envelope.

                                           By Order of the Board of Directors,

                                           /s/  DEBRA A. VOLPICELLI
                                           ------------------------
                                           Debra A. Volpicelli
                                           Assistant Corporate Secretary

                         CARRAMERICA REALTY CORPORATION

                         1700 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20006




                                 PROXY STATEMENT




         This Proxy Statement contains information related to the solicitation of proxies for use at the 1998 Annual Meeting of Stockholders of CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), to be held on Thursday, May 7, 1998, at 9:30 a.m., Eastern Daylight Savings Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made on behalf of the Board of Directors of the Company. This Proxy Statement, the enclosed form of proxy, and the 1997 Annual Report to Shareholders are being mailed to stockholders beginning on or about April 3, 1998. The principal executive offices of the Company are located at 1700 Pennsylvania Avenue, N.W., Washington, D.C. 20006.

         Stockholders Entitled to Vote. Only holders of record of Common Stock of the Company at the close of business on March 10, 1998 are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock held by them on that date at the meeting. The outstanding Common Stock constitutes the only class of securities entitled to vote at the meeting. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted on. At the close of business on March 10, 1998, there were 59,997,486 shares of Common Stock outstanding.

         Quorum. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on March 10, 1998 will constitute a quorum, permitting the stockholders to conduct business at the meeting. Abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not voting on a particular proposal) will be included in the calculation of the number of shares considered to be present at the meeting.

         Voting. If the accompanying proxy card is properly signed, returned to the Company and not revoked, it will be voted as directed by the stockholder. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote FOR the election of all nominees for the Board of Directors named herein, FOR approval of increases in the numbers of authorized shares of Common Stock and Preferred Stock of the Company, FOR approval of an increase in the number of shares authorized for issuance under the Company's 1997 Stock Option and Incentive Plan, FOR approval of an increase in the number of shares authorized for issuance under the Company's 1995 Non-Employee Director Stock Option plan, FOR approval of an amendment to the Company's Articles of Incorporation to modify the definition of the term "Special Shareholder," and as recommended by the Board of Directors with regard to any other matters, or, if no recommendation is given, in their own discretion.

         Revocation of a Proxy. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Assistant Corporate Secretary a notice of revocation or a duly-executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person who executed the proxy attends the meeting in person and so requests. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

                              ELECTION OF DIRECTORS
                                    (Item 1)


         Board of Directors

         The Board of Directors of the Company is divided into three classes, with approximately one-third of the directors scheduled to be elected by the stockholders annually. A. James Clark and Todd W. Mansfield have been nominated by the Board of Directors for election as directors at the 1998 Annual Meeting of Stockholders to fill terms expiring at the 2000 Annual Meeting of Stockholders. Thomas A. Carr, Caroline S. McBride and Wesley S. Williams, Jr. have been nominated by the Board of Directors for election as directors at the 1998 Annual Meeting of Stockholders to fill terms expiring at the 2001 Annual Meeting of Stockholders. If elected, the nominees will hold office until the expiration of their terms and until their successors are elected and qualified.


         Nominees for Election to Terms Expiring in 2000

         A. James Clark, 70, has been a director of the Company since February 1993. He has been Chairman of the Board and President of Clark Enterprises, Inc., a Bethesda, Maryland-based company involved in real estate, communications, and commercial and residential construction, since 1972. Mr. Clark is a member of the University of Maryland Foundation, and serves on the Board of Trustees of The Johns Hopkins University. He is also a member of the PGA Tour Investments Policy Board and a director of Lockheed Martin Corporation and Potomac Electric Power Company. Mr. Clark is a graduate of the University of Maryland. Mr. Clark is a member of the Executive Committee, the Investment Committee, the Executive Compensation Committee, and the Nominating Committee of the Board of Directors.

         Todd W. Mansfield, 40, has been a director of the Company since November 1997. Mr. Mansfield was nominated to the Board as a designee of Security Capital U.S. Realty ("SC-USREALTY"), a major stockholder of the Company. Mr. Mansfield has been Managing Director of Security Capital (U.K.) Management Limited, an affiliate of SC-USREALTY, since May 1997. Before that time, Mr. Mansfield had been with The Walt Disney Company since May 1986, where he was executive Vice President/General Manager of Disney Development Company and President of The Celebration Company. Mr. Mansfield is a director of OmniOffices, Inc. and Parking Services International and a trustee of Urban Growth Property Trust. Mr. Mansfield received his Masters in Business Administration degree from Harvard University and his Bachelor of Arts degree from Claremont McKenna College. Mr. Mansfield is a member of the Executive Compensation Committee.


         Nominees for Election to Terms Expiring in 2001

         Thomas A. Carr, 39, has been President and a director of the Company since February 1993. In May 1997, Mr. Carr was appointed Chief Executive Officer of the Company, at which time he resigned as Chief Operating Officer of the Company and as the Company's Chief Financial Officer, positions he had held since May 1995 and February 1993, respectively. Mr. Carr was President of Carr Partners, Inc., a financial services affiliate of The Oliver Carr Company, the Company's predecessor, from 1991 until February 1993, when Carr Partners, Inc. ceased operations. Mr. Carr is a director of The Oliver Carr Company. Mr. Carr holds a Masters in Business Administration degree from Harvard Business School, and a Bachelor of Arts degree from Brown University. Mr. Carr is a member of the Board of Governors of the National Association of Real Estate Investment Trusts and a director of Lafayette Investments, Inc. Mr. Carr is the son of Oliver T. Carr, Jr. Mr. Carr is a member of the Executive Committee and the Investment Committee of the Board of Directors.

         Caroline S. McBride, 44, has been a director of the Company since July 1996. Mrs. McBride was nominated to the Board of Directors as a designee of SC-USREALTY. Mrs. McBride is a Managing Director of Security Capital Global Strategic Group, an affiliate of SC-USREALTY. From January 1993 to June 1996, Mrs. McBride was the director of private market investments for the IBM Retirement Fund and, from January 1992 to January 1995, she was the director of real estate investments for such fund. Before joining the IBM Retirement Fund in 1992, Mrs. McBride was director of finance, investments and asset management for IBM's corporate real estate division. Mrs. McBride is on the Boards of Directors of the Pension Real Estate Association (PREA) and the Real Estate Research Institute. Mrs. McBride received her Masters in Business Administration degree from New York University and a Bachelor of Arts degree from Middlebury College. Mrs. McBride is a member of the Investment Committee and the Audit Committee of the Board of Directors.

         Wesley S. Williams, Jr., 55, has been a director of the Company since February 1993. Mr. Williams has been a partner of the law firm of Covington & Burling, Washington, D.C., since 1975. He was adjunct professor of real estate finance law at Georgetown University Law Center from 1971 to 1973 and is a contributing author to several texts on banking law and on real estate finance and investment. Mr. Williams is on the Editorial Advisory Board of the District of Columbia Real Estate Reporter. Mr. Williams serves as a director of Blackstar Communications, Inc. and its Florida, Michigan, and Oregon subsidiaries; Blackstar LLC and its Nebraska and South Dakota subsidiaries; and the Federal Reserve Bank of Richmond, Virginia. Mr. Williams is Co-Chairman of the Board of Directors and Co-CEO of The Lockhart Caribbean Corporation. Mr. Williams is a member of the Executive Committee of the Board of Trustees of Penn Mutual Life Insurance Company. Mr. Williams received B.A. and J.D. degrees from Harvard University, an M.A. degree from the Fletcher School of Law and Diplomacy and an L.L.M. from Columbia University. Mr. Williams is a member of the Executive Committee and the Executive Compensation Committee of the Board of Directors.


         Incumbent Directors--Terms Expiring in 1999

         Andrew F. Brimmer, 71, has been a director of the Company since February 1993. He has been President of Brimmer & Company, Inc., an economic and financial consulting firm, since 1976. Since 1995, Dr. Brimmer has served as chairman of the District of Columbia Financial Control Board. Dr. Brimmer was a member of the Board of Governors of the Federal Reserve System from 1966 through 1974. He is also the Wilmer D. Barrett Professor of Economics at the University of Massachusetts--Amherst. Dr. Brimmer serves as a director of BlackRock Investment Income Trust, Inc. (and other funds), Borg-Warner Automotive, Inc., E.I. du Pont de Nemours & Company, Navistar International Corporation, Gannett Company and Airborne Express. Dr. Brimmer received a B.A. degree and a masters degree in economics from the University of Washington and a Ph.D. in economics from Harvard University. Dr. Brimmer is a member of the Audit Committee of the Board of Directors.

         Oliver T. Carr, Jr., 72, has been Chairman of the Board of Directors of the Company since February 1993. In May 1997 Mr. Carr resigned as Chief Executive Officer of the Company, a position he had held since 1993. Mr. Carr founded The Oliver Carr Company in 1962 and since that time has been its Chairman of the Board and a director. In addition, Mr. Carr has served as President of The Oliver Carr Company since February 1993. He was Chairman of the Board of Trustees of The George Washington University until May 1995. Mr. Carr is the father of Thomas A. Carr. Mr. Carr is a member of the Executive Committee and the Investment Committee of the Board of Directors.

         William D. Sanders, 56, has been a director of the Company since May 1996. Mr. Sanders was nominated to the Board as a designee of SC-USREALTY. He is the founder and Chairman of Security Capital Group, an affiliate of SC-USREALTY. Mr. Sanders retired on January 1, 1990 as Chief Executive Officer of LaSalle Partners Limited, a firm he founded in 1968. Mr. Sanders is on the Board of Directors of R.R. Donnelley & Sons Company, SC-USREALTY, Storage USA, Inc. and Regency Realty Corporation. Mr. Sanders is a former trustee and member of the executive committee of the University of Chicago and a former trustee fellow of Cornell University. Mr. Sanders received his Bachelor of Science degree from Cornell University. Mr. Sanders is a member of the Nominating Committee of the Board of Directors.

         Committees of the Board of Directors; Meetings

         In accordance with the By-laws of the Company, the Board of Directors has established a standing Executive Committee, Investment Committee, Audit Committee, Executive Compensation Committee and Nominating Committee. The membership of these committees is set forth in the preceding section of this Proxy Statement.

         Executive Committee. The Executive Committee has the authority, subject to the Company's conflict of interest policies, to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company.

         Audit Committee. The Audit Committee, which consists of two independent directors, was established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Audit Committee met twice in 1997.

         Executive Compensation Committee. The Executive Compensation Committee was established to determine compensation for the Company's executive officers and to administer the Company's stock option plans. The Executive Compensation Committee met twice in 1997 and took action by unanimous written consent twice.

         Investment Committee. The Investment Committee has the authority to approve agreements and other actions contemplated by and within the amounts established in the budget for the Company approved by the Board of Directors and to approve the acquisition of assets and the incurrence of indebtedness and other matters treated as capital items that involve less than $50 million for any single transaction or series of related transactions and, in the aggregate, represent not more than 10% of the Company's total assets during any fiscal quarter or that do not represent a material change from the Company's business plan. The Investment Committee does not have authority to approve any expenditure to or agreement with any member of the Investment Committee, any member of the immediate family of a member of the Investment Committee, or any entity in which any such person has a direct or indirect financial interest.

         Nominating Committee. The Nominating Committee was established to consider and make recommendations to the Board of Directors regarding the size of the Board and nominees for election as members of the Board of Directors. The Committee is willing to consider nominees recommended by stockholders. Stockholders who wish to suggest qualified candidates must comply with the advance notice provisions and other requirements of Section 3.11 of the Company's By-laws, which are on file with the Securities and Exchange Commission and may be obtained from the Secretary of the Company upon request. Inasmuch as the full board acted directly on all nomination issues that arose during 1997, the Nominating Committee did not meet during the year.

         The Board of Directors held eight meetings during 1997 and took action by unanimous written consent nine times. None of the directors attended fewer than 75% of the aggregate of the number of meetings of the Board of Directors held during the period he or she served on the Board and the number of meetings of committees of the Board of Directors on which he or she served during the period of service.


         Compensation of Directors

         The Company pays fees to directors who are not employees of the Company for their services as directors. Such directors receive annual compensation of $12,000 plus a fee (plus out-of-pocket expenses) for attendance (in person or by telephone) at each meeting of the Board of Directors and committee meeting held on a non-Board meeting day. The Board of Directors meeting fee is $1,000 and the committee meeting fee is $500.

         The Company also compensates its non-employee directors through its 1995 Non-Employee Director Stock Option Plan. The plan provides for the grant of 3,000 options to purchase shares of Common Stock of the Company upon a non-employee director's initial election or appointment to the Board, and for the grant of options to purchase 5,000 shares of the Company's Common Stock to each continuing director immediately following the election of directors at the Company's Annual Meeting of Stockholders. Additional information on the plan is available under Item 4 of this Proxy Statement.


         Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

         Based on the Company's review of the copies of such forms it has received and on written representations from certain reporting persons that they were not required to file a Form 5 for the fiscal year, except as noted below, the Company believes that its executive officers, directors and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 1997. Certain of the Company's executive officers and directors failed to report on a timely basis certain transactions, as follows: Dr. Brimmer purchased 100 shares on July 19, 1996 and such purchase was reported on June 10, 1997, and Mr. Thomas Carr received 2,179 shares in September 1996 as deferred compensation from The Oliver Carr Company and such receipt was reported on January 10, 1997. These transactions were reported on Forms 4 filed during 1997 after the reporting deadline. In addition, the Forms 3 for Kent C. Gregory, an executive officer of the Company, and Mr. Mansfield were not filed on a timely basis.

         Vote Required and Recommendation

         The affirmative vote of a plurality of the votes cast at the Annual Meeting will be required for the election of directors. A properly executed proxy marked "Withhold Authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the most votes.

         The Board of Directors of the Company recommends a vote FOR the candidates named in this Proxy Statement as directors to hold office until the expiration of the terms for which they have been nominated and until their successors are elected and qualified. Should any one or more of these nominees become unable to serve for any reason before the Annual Meeting, the Board of Directors may designate a substitute nominee or nominees, in which event the persons designated as proxy holders on the enclosed proxy will vote for the election of such substitute nominee or nominees, or may reduce the number of members of the Board of Directors.

                              APPROVAL OF INCREASES
                         IN NUMBERS OF AUTHORIZED SHARES
                          OF COMMON AND PREFERRED STOCK
                                    (Item 2)

         Summary of Proposal

         The Board of Directors of the Company has adopted a resolution setting forth a proposed amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock of the Company from 90,000,000 to 180,000,000 and the number of authorized shares of Preferred Stock from 15,000,000 to 35,000,000. The resolution declares that the amendment is advisable and directs that it be submitted to the Company's stockholders for approval. The stockholders will consider the amendment at the Annual Meeting.

         As of March 15, 1998 the Company had 59,997,486 shares of Common Stock issued and outstanding. In addition, the Company had reserved a total of 11,757,752 shares of Common Stock for future issuances, leaving only 18,244,762 shares of Common Stock available to meet future business needs. The reserved shares consist of the following: (i) 6,560,852 shares reserved for possible issuance upon redemption of currently outstanding units of limited partnership interest in Carr Realty, L.P. and CarrAmerica Realty, L.P., (ii) 1,266,900 shares reserved for possible redemption of units of partnership interest in Carr Realty, L.P. that may be issued upon exercise of options under a unit option plan, (iii) 150,000 shares reserved for issuance under the Company's 1995 Non-Employee Director Stock Option Plan, (iv) 3,000,000 shares that may be issued under the Company's 1997 Stock Option and Incentive Plan, and (v) 780,000 shares that may be issued upon redemption of currently outstanding Series A Preferred Stock. As of March 15, 1998, the Company had a total of 9,580,000 shares of its Preferred Stock outstanding, leaving only 5,420,000 shares available to meet future business needs.

         The Board of Directors believes that it is in the Company's best interests to increase the numbers of authorized shares of its Common Stock and Preferred Stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of such additional shares is consistent not only with the authorized capitalization of many other large real estate investment trusts ("REITs"), but also with the Company's national expansion strategy, and that it will provide the Company with the flexibility to issue Common Stock and Preferred Stock for possible financings and acquisitions, and for other proper corporate purposes that may be identified in the future by the Board of Directors, without the expense and delay of a special stockholders' meeting. The issuance of additional shares of Common Stock and certain kinds of Preferred Stock, such as convertible and participating preferred stock, may have a dilutive effect on the Company's earnings per share and, for persons who do not purchase additional shares to maintain their pro rata interest in the Company, on such stockholders' percentage of voting power. Authorized but unissued shares of Common Stock and Preferred Stock will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable law or by the rules of any stock exchange on which the Company's securities are traded, such as the New York Stock Exchange.

         Vote Required and Recommendation

         The affirmative vote of two-thirds of the outstanding shares of Common Stock entitled to vote is required to approve the proposed increases in the numbers of authorized shares of Common Stock and Preferred Stock. Abstentions and broker non-votes will have the same effect as votes against the proposal.

         The Board of Directors recommends a vote FOR approval of the proposed increases in numbers of authorized shares of Common Stock and Preferred Stock. Proxies solicited by the Board will be so voted in the absence of instructions to the contrary.

                    APPROVAL OF INCREASE IN NUMBER OF SHARES
                       AUTHORIZED FOR ISSUANCE UNDER 1997
                         STOCK OPTION AND INCENTIVE PLAN
                                    (Item 3)

         Introduction

         The Company's stockholders approved the Company's 1997 Stock Option and Incentive Plan (the "1997 Stock Option Plan") at last year's Annual Meeting. The plan provides for the award of stock options, restricted stock and restricted stock units to selected officers and employees in order to provide them with stronger incentives to serve the Company and to expend maximum effort to improve the business results and earnings of the Company.

         The plan originally authorized the issuance of 3,000,000 shares of the Company's Common Stock pursuant to awards. As of March 15, 1998, the Company had awarded grants for 2,644,203 of these shares, leaving only 355,797 shares available for future grants. The Board of Directors has adopted an amendment of the plan, subject to stockholder approval, increasing the number of shares authorized for awards from 3,000,000 to 7,200,000. The amendment is based on a recommendation in the report of an independent compensation consultant retained by the Executive Compensation Committee dated January 1998. The consultant concluded that, without the 4,200,000 share increase, the Company would not have sufficient shares available beyond 1998 and over the next five years to make competitive stock option grants. The number of options or shares received by or allocated to any person or group of persons will not necessarily change as a result of adoption of the proposed amendment.

         Features of the 1997 Stock Option Plan

          Types of Awards; Eligibility. The 1997 Stock Option Plan provides for the issuance of options to purchase shares of Common Stock of the Company, restricted stock and restricted stock units to any of the approximately 1200 employees of the Company and its subsidiaries, including Carr Realty, L.P., CarrAmerica Realty, L.P., CarrAmerica Development, Inc., Carr Real Estate Services, Inc., CarrAmerica Realty Services, Inc. and OmniOffices, Inc., as determined by the Executive Compensation Committee, which administers the plan. In practice, the Company has awarded grants under the plan to key employees only, a group that includes approximately 135 persons. Each stock option awarded under the plan may be exercised for one share of Common Stock. Options may be nonqualified stock options or incentive stock options within the meaning of
Section 422 of the Internal Revenue Code. Restricted stock is stock subject to restrictions and a risk of forfeiture. Restricted stock units are units that represent a conditional right to receive a share of Common Stock in the future. The maximum number of shares of Common Stock available for award to any individual employee in any year is 500,000.

         Vesting; Exercise; Price. Under the 1997 Stock Option Plan, the Executive Compensation Committee has authority to determine the number of stock options, shares of restricted stock or restricted stock units to be granted to an eligible employee and the terms and conditions of each grant, including the exercise price of any stock option and the nature and duration of any restriction or condition relating to the vesting, exercise, transfer or forfeiture of a stock option or grant of restricted stock or restricted stock units. Stock options granted under the plan generally expire on the tenth anniversary of the date of grant. Under the plan, stock options must be exercised within 365 days of the termination of employment of the option holder for reasons other than death or disability.

         Amendments; Termination. The Board of Directors has the right to amend, terminate or suspend the 1997 Stock Option Plan. The Board may not amend the plan in a way that causes it to not comply with the Internal Revenue Code without the approval of the Company's stockholders.

         Proposed Increase in Number of Shares Authorized for Issuance Under
         Plan

         The Board of Directors has adopted an amendment to the 1997 Stock Option Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the plan from 3,000,000 to 7,200,000 shares. The Board believes that the proposed increase will promote the interests of the Company and its stockholders and enable the Company to continue to attract, retain and reward talented employees important to the Company's success.

         Vote Required

         The proposed increase in the number of shares authorized for issuance under the 1997 Stock Option Plan requires for approval the affirmative vote of a majority of the votes cast by stockholders. Abstentions and broker non-votes will have no effect on the result of the vote on the proposal, assuming that the number of votes cast represents 50% of all outstanding shares of Common Stock.

         Recommendation

         The Board of Directors recommends a vote FOR approval of the proposal to increase the number of shares authorized for issuance under the 1997 Stock Option Plan from 3,000,000 to 7,200,000. Proxies solicited by the Board will be so voted in the absence of instructions to the contrary.


               APPROVAL OF INCREASE IN NUMBER OF SHARES AUTHORIZED
                      FOR ISSUANCE UNDER 1995 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN
                                    (Item 4)

         Introduction

         The Company maintains its 1995 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") to enhance its ability to attract and retain well-qualified and dedicated members to its Board of Directors. The Non-Employee Director Plan is intended to provide non-employee directors with an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. The Non-Employee Director Plan originally authorized the issuance of options to acquire 150,000 shares of Common Stock of the Company. As of March 15, 1998, grants of 104,000 of these shares had been made, leaving only 46,000 shares available for future grants. The Board of Directors is therefore recommending that the stockholders approve an amendment of the plan to increase the number of shares authorized for issuance from 150,000 to 270,000. Approval of the amendment will permit the plan to continue to operate and provide incentives to non-employee directors. Without the amendment, and with the expected number of non-employee directors of the Company, the plan could not operate fully beyond 1998.

         Features of the Non-Employee Director Plan

         Eligibility. The Non-Employee Director Plan provides for the issuance of options to purchase shares of Common Stock of the Company to members of its Board of Directors who are not officers or employees of the Company or any of its subsidiaries. Assuming election of the four non-employee directors nominated by the Board at the 1998 Annual Meeting, six non-employee directors will be eligible for grants under the plan immediately after the meeting. Options granted under the plan do not constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code.

         Awards. Any non-employee director appointed or elected to the Board receives options to purchase 3,000 shares of Common Stock of the Company upon his or her appointment or election. Immediately following the election of directors at each Annual Meeting of Stockholders, each non-employee director then serving as a director, other than a director first elected at that Annual Meeting, receives options to purchase 5,000 shares of Common Stock under the plan.

         Vesting; Exercise; Price. Options granted under the Non-Employee Director Plan vest over a three-year period, 33-1/3% per year, on the anniversaries of the grant (subject to immediate vesting upon the occurrence of certain events). Options granted under the plan expire on the tenth anniversary of the grant, but must be exercised within 90 days of the removal or resignation from the Board of the holder or the failure of the holder to be re-elected to the Board. The exercise price of options granted under the plan is the fair market value of the Company's Common Stock on the date of grant.

         Amendments; Termination. The Board of Directors has the right to terminate or suspend the Non-Employee Director Plan, but the following amendments require approval of the Company's stockholders: (i) an increase in the benefits accruing to participants of the plan (for example, an increase in the number of options that may be granted to any non-employee director); (ii) an increase in the number of shares of Common Stock authorized for issuance under the plan; or (iii) a material modification of the eligibility requirements for the plan.

         Proposed Increase in the Number of Shares Authorized for Issuance Under the Plan

         The Board of Directors has approved, and recommends that the stockholders approve, the proposed amendment to the Non-Employee Director Plan to increase the number of shares authorized for issuance under the plan from 150,000 to 270,000. The number of options received by or allocated to any director or class of directors under the Non-Employee Director Plan will not change merely because the increase is approved. The table below shows the number of stock options granted to each newly appointed or elected non-employee director and annually to each continuing non-employee director under the Non-Employee Director Plan. No dollar value has been assigned to the grants because the exercise price of the option equals the fair market value of the Company's Common Stock on the date of grant.

                           Plan Benefits
                                                           Number of Options
                                                             Granted Under
                                                              Non-Employee
  Position                                                     Director Plan
  --------                                                  ------------------
  Each New Non-Employee Director..........................         3,000
  Each Continuing Non-Employee Director...................         5,000
  1998 Continuing Non-Employee Director Group.............        30,000

         The Board believes that the proposed increase in the number of shares authorized for issuance under the Non-Employee Director Plan will promote the interests of the Company and its stockholders and enable the Company to continue to retain and reward well-qualified directors important to the Company's success.

         Vote Required and Recommendation

         The proposed increase in the number of shares authorized for issuance under the Non-Employee Director Plan requires for approval the affirmative vote of a majority of the votes cast by stockholders. Abstentions and broker non-votes will have no effect on the result of the vote on the proposal, assuming that the number of votes cast represents 50% of all outstanding shares of Common Stock.

         The Board of Directors recommends a vote FOR approval of the proposal to increase the number of shares authorized for issuance under the Non-Employee Director Plan from 150,000 to 270,000 shares. Proxies solicited by the Board will be so voted in the absence of instructions to the contrary.

                      APPROVAL OF AMENDMENT TO ARTICLES OF
                             INCORPORATION TO MODIFY
                    DEFINITION OF TERM "SPECIAL SHAREHOLDER"
                                    (Item 5)

         Introduction

         For the Company to continue to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year. The capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year.

         Because the Company intends to maintain its qualification as a REIT, its Articles of Incorporation contain restrictions on capital stock ownership designed to assure satisfaction of these provisions of the Internal Revenue Code. Subject to certain exceptions specified in the Articles of Incorporation, no holder of the Company's Capital Stock may own, or be deemed to own by virtue of certain attribution provisions of the Code, more than 5% of the issued and outstanding shares of Common Stock and/or more than 5% of any class or series of Preferred Stock. "Special Shareholders" are exempted from the capital stock ownership limits, however, and instead are subject to a special ownership limit of 45% of the outstanding shares of Common Stock of the Company and 45% of the outstanding shares of each series of Preferred Stock.

         The "Special Shareholder" provision was added to the Company's Articles of Incorporation in 1996, at the time of SC-USREALTY's initial investment in the Company. The purpose of the provision is to permit SC-USREALTY and its affiliates to maintain a substantial position in the Company's securities without running afoul of the REIT capital stock ownership limits of the Internal Revenue Code. The term "Special Shareholder" currently includes SC-USREALTY, its affiliates and persons who acquire capital stock of the Company from SC-USREALTY or its affiliates in accordance with the provisions of the agreements entered into at the time of SC-USREALTY's initial investment in the Company.

         Proposed Amendment to Modify the Definition of the Term "Special Shareholder"

         The Board of Directors has adopted a resolution setting forth a proposal to amend the Company's Articles of Incorporation to expand the definition of the term "Special Shareholder." The resolution declares that the amendment is advisable and directs that it be submitted to the Company's stockholders for approval. The stockholders will consider the amendment at the Annual Meeting.

         Under the proposed expanded definition, the term "Special Shareholder" would include a bona fide financial institution that acquires capital stock of the Company as a result of its exercise of rights as a pledgee or otherwise in connection with bona fide indebtedness of any of the persons previously included within the definition or as a result of such a person's default under bona fide indebtedness. Safeguards would be included within the definition to assure that the holdings of any financial institution that becomes a "Special Shareholder" under the expanded definition would not cause the Company to be in violation of the REIT capital stock ownership limitations of the Internal Revenue Code. The full text of the proposed expanded definition of the term "Special Shareholder" is included as Appendix A to this Proxy Statement.

         The proposed expanded definition would accommodate the desires of a person who currently or in the future qualifies as a "Special Shareholder" to use its capital stock in the Company to secure indebtedness. The proposed definition is consistent with the definition of the term in the Stockholders Agreement executed and delivered by SC-USREALTY when it initially invested in the Company. The recommendation to expand the definition to include financial institutions carries out an agreement made by the Company to SC-USREALTY at the time of the closing of SC-USREALTY's initial investment in the Company.

         The Board of Directors believes that adoption of the amendment expanding the definition of the term "Special Shareholder" in the Company's Articles of Incorporation will promote the interests of the Company and its stockholders by providing SC-USREALTY with greater financing flexibility without adversely affecting the interests of the Company. Accordingly, the Board of Directors recommends a vote FOR approval of the amendment. Proxies solicited by the Board will be so voted in the absence of instructions to the contrary.

         Vote Required and Recommendation

         The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required for approval of the proposed expansion of the definition of the term "Special Shareholder." Abstentions and broker non-votes will have the same effect as votes cast against the proposal.

         The Board of Directors recommends a vote FOR approval of the proposal to expand the definition of the term "Special Shareholder." Proxies solicited by the Board will be so voted in the absence of instructions to the contrary.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the annual and long-term compensation for all individuals who served as Chief Executive Officer of the Company during the last fiscal year and for the four most highly compensated other executive officers of the Company (the "Named Executive Officers"):

                           Summary Compensation Table

                                                                                             Long-Term
                                                                                           Compensation
                                                           Annual Compensation                Awards
                                                                                            Securities
                                                                              Annual        Underlying       All Other
Name and Principal Position          Year         Salary         Bonus   Compensation     Options (#)(1)   Compensation
---------------------------          ----      -----------    ---------  ------------     --------------   ------------

Oliver T. Carr, Jr............       1997      $ 250,000(2)   $      0            0                 0      $  8,932(3)
   Chairman of the Board             1996      $ 225,000(2)   $      0            0            50,000      $  8,728(3)
                                     1995      $ 152,885(2)   $ 67,500            0                 0      $  8,695(3)

Thomas A. Carr................       1997      $ 275,000      $ 300,000           0           166,814      $  8,932(4)
   President and Chief               1996      $ 225,000      $ 225,000           0            60,000      $  8,728(4)
   Executive Officer                 1995      $ 225,000      $  67,500           0                 0      $  8,782(4)

 Brian K. Fields..............       1997      $ 185,000      $ 185,000           0            83,850      $  8,932(5)
   Chief Financial Officer           1996      $ 185,000      $ 185,000           0            35,000      $  8,728(5)
                                     1995      $ 150,000      $  60,000           0                 0      $  8,782(5)

Philip L. Hawkins.............       1997      $ 210,000      $ 250,000    $ 87,422(4)        112,389      $  8,932(7)
   Managing Director--Asset          1996      $ 116,731(8)   $ 210,000    $ 91,868(4)         70,000      $    921(7)
   Management

Robert E. Peterson............       1997      $ 190,000      $215,000            0            97,389      $  8,932(9)
   Managing Director--               1996      $  26,308(8)   $ 15,000            0            70,000      $    921(9)
   Development

 Robert G. Stuckey.............      1997      $ 210,000      $ 250,000           0            112,389     $  8,932(10)
    Chief Investment Officer         1996      $ 116,731(8)   $ 185,000    $ 47,055(4)          70,000     $    921(10)

---------------------------------

(1) All option grants were made under the Company's 1997 Stock Option Plan other than the 1996 grants to Mr. Hawkins and Mr. Stuckey. The 1996 grants to Mr. Hawkins and Mr. Stuckey were made under the 1993 Carr Realty Option Plan at the time they were hired by the Company, which was before the 1997 plan was approved by the Company's stockholders. The 1993 plan provides for the grant of options to acquire Class A Units of Carr Realty, L.P., a limited partnership through which the Company conducted most of its business before 1996. Holders of such Class A Units have the right to redeem them for cash or Common Stock of the Company, at the option of the Company.
(2) Mr. Oliver T. Carr, Jr. served as Chief Executive Officer of the Company until May 1997. (3) Mr. Oliver T. Carr, Jr.'s "All Other Compensation" for 1997, 1996 and 1995 consists of employer contributions to the CarrAmerica Realty Retirement Plan and Trust in the amounts of $7,800, $7,500, and $8,250, respectively, and life, AD&D and long-term disability insurance premiums in the amounts of $1,132, $1,228 and $445, respectively.
(4) Mr. Thomas Carr's "All Other Compensation" for 1997, 1996 and 1995 consists of employer contributions to the CarrAmerica Realty Retirement Plan and Trust in the amounts of $7,800, $7,500 and $8,250, respectively, and life, AD&D and long-term disability insurance premiums in the amounts of $1,132, $1,228 and $532, respectively.
(5) Mr. Fields' "All Other Compensation" for 1997, 1996 and 1995 consists of employer contributions to the CarrAmerica Realty Retirement Plan and Trust in the amounts of $7,800, $7,500, and $8,250, respectively, and life, AD&D and long-term disability insurance premiums in the amounts of $1,132, $1,228 and $532, respectively.
(6)    Reimbursement for employment-related expenses.
(7) Mr. Hawkins' "All Other Compensation" consists of a $7,800 contribution to the Carr Realty Retirement Plan and Trust for 1997 and contributions for life, AD&D and long-term disability insurance premiums in the amounts of $1,132 and $921 for 1997 and 1996, respectively.
(8) Mr. Hawkins, Mr. Peterson and Mr. Stuckey began their employment with the Company in 1996. The amounts set forth as "Salary" for them for 1996 represent actual salary paid to such officers for work performed from their respective hire dates to December 31, 1996. Their annualized salaries for 1996 were: Mr. Hawkins, $210,000; Mr. Peterson, $190,000; and Mr. Stuckey, $185,000.
(9) Mr. Peterson's "All Other Compensation" consists of a $7,800 contribution to the CarrAmerica Realty Retirement Plan and Trust for 1997, and contributions for life, AD&D and long-term disability insurance premiums in the amounts of $1,132 and $921 for 1997 and 1996, respectively.
(10) Mr. Stuckey's "All Other Compensation" consists of a $7,800 contribution to the CarrAmerica Realty Retirement Plan and Trust for 1997 and contributions for life, AD&D and long-term disability insurance premiums in the amounts of $1,132 and $921 for 1997 and 1996, respectively.

                        Option Grants in Last Fiscal Year

                                                                              Potential Realizable Value at
                                                                               Assumed Rates of Stock Price
                             Individual Grants                                 Appreciation for Option Team
----------------------------------------------------------------------------- -------------------------------
       (a)               (b)           (c)            (d)           (e)             (f)             (g)
                                  Percent of
                                    Total
                      Number of    Options
                     Securities   Granted to
                     Underlying   Employees     Exercise or
                       Options    in Fiscal      Base Price     Expiration
     Name (1)          Granted       Year(1)     ($/Share)         Date          5% ($)         10% ($)
     --------          -------    ----------     ---------      ----------       ------         -------

Oliver T. Carr, Jr.    50,000         5%          $29.25        02/06/07     $   919,758      $2,330,848

Thomas A. Carr
     1st Grant         60,000    {Total of 8%}    $29.25        02/06/07       1,103,710       2,797,018
     2nd Grant         16,814                     $28.25        08/14/07         298,722          57,020
Brian K. Fields
     1st Grant         35,000    {Total of 5%}    $29.25        02/06/07         643,831       1,631,594
     2nd Grant          8,850                     $28.25        08/14/07         157,232         398,456
Robert G. Stuckey      50,000    {Total of 7%}    $29.25        02/06/07         919,758       2,330,848
    1st Grant          12,389                     $28.25        08/14/07         220,106         557,793
    2nd Grant
Philip L. Hawkins
    1st Grant          50,000    {Total of 7%}    $29.25        02/06/07         919,758       2,330,848
    2nd Grant          12,389                     $28.25        08/14/07         220,106         557,793
Robert E. Peterson
    1st Grant          50,000    {Total of 7%}    $29.25        02/06/07         919,758       2,330,848
    2nd Grant          12,389                     $28.25        08/14/07         220,106         557,793




                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                                                            Number of Securities           Values of Unexercised
                              Shares                       Underlying Unexercised              In-the-Money
                            Acquired           Value         Options at FY End(1)           Options at FY End(2)
        Name               on Exercise       Realized     Exercisable  Unexercisable      Exercisable  Unexercisable
----------------------     -----------       --------     -----------  -------------     ------------  -------------

 Oliver T. Carr, Jr. .         0                 0          120,000             0         $1,091,188            $0
 Thomas A. Carr ......         0                 0          132,000        64,814         $1,120,438      $222,798
 Brian K. Fields .....         0                 0           67,000        36,850           $562,641       $98,672
 Philip L. Hawkins ...         0                 0           18,000        64,389            $83,875      $229,337
 Robert G. Stuckey ...         0                 0           18,000        64,389            $79,875      $223,337
 Robert E. Peterson...         0                 0           14,000        68,389            $50,625      $245,087

----------------
(1) Number of shares of Common Stock underlying options granted under the Company's 1997 Stock Option Plan or shares of Common Stock for which Class A Units of Carr Realty, L.P. underlying options granted under the 1993 Carr Realty Option Plan would have been redeemable.
(2) Based on the last reported sale price of the Common Stock on the NYSE on December 31, 1997 of $31.6875.


         Employment Contracts

         None of the Named Executive Officers currently has an employment contract with the Company.

         Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings, in whole or in part, the following Performance Graph and the Report on Executive Compensation shall not be incorporated by reference into any such filings:



                                PERFORMANCE GRAPH

                 Comparison of 58-Month Cumulative Total Return*
             Among CarrAmerica Realty Corporation, the S&P 500 Index
                           and the NAREIT Equity Index

                                [OBJECT OMITTED]

* Assumes $100 invested on February 9, 1993 in Common Stock of CarrAmerica Realty Corporation Common Stock or on January 31, 1993 in the securities comprising the S&P 500 index or the NAREIT Equity index, assuming reinvestment of dividends.

         The points on the graph represent the following numbers:

Last Trading Day of          CarrAmerica         S&P 500      NAREIT Equity
-------------------          -----------         -------      -------------
1997     ................     $204                $250                $218
1996     ................     $178                $187                $181
1995     ................     $138                $152                $134
1994     ................     $ 93                $111                $116
1993     ................     $109                $109                $112

                        REPORT ON EXECUTIVE COMPENSATION

         The Executive Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of non-employee directors and is responsible for recommending to the Board of Directors compensation policies applicable to the Company's executive officers and monitoring compliance with such policies. The Compensation Committee determines the Chief Executive Officer's compensation and approves compensation recommendations for the Named Executive Officers and the other executive officers of the Company as submitted by the Chief Executive Officer. The Committee retained the services of an independent compensation consultant to assist its members in evaluating the key elements of the Company's compensation program. The compensation consultant provided advice to the Committee with respect to competitive practices and the reasonableness of compensation paid to the executives of the Company. The Committee reviewed surveys and other data supplied by the consultant in the course of its deliberations relating to compensation proposals. This report addresses the Company's compensation policies for 1997 and 1998 as they affected the Chief Executive Officer, the Named Executive Officers and the other executive officers of the Company.

         Compensation Philosophy

         The Committee's executive compensation policies are designed to underscore the importance of total stockholder return to provide competitive compensation opportunities, to reward executives commensurate with the Company's performance, to recognize individual performance and responsibility, and to assist the Company in attracting and retaining a highly motivated, performance-oriented executive management team. The Committee is committed to a compensation philosophy which rewards employees primarily on the basis of the Company's success in attaining both short-term and long-term corporate financial objectives and total return to shareholders and, secondarily, on the basis of the employees' success in attaining departmental and individual financial and qualitative performance objectives. This philosophy is based on the premise that achievement of the Company's goals results from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of stockholders and customers. In 1997, the Committee made awards based on quantitative and qualitative criteria. The quantitative component was awarded upon the attainment of specific financial targets. The qualitative component was based upon the recommendation of the Chief Executive Officer. For 1998, the quantitative components will be determined in the same manner. However, the 1998 qualitative component will be based on the achievement of specific Company and departmental performance goals presented to the Committee by the Chief Executive Officer in February 1998. The Committee adopted the goals as the basis for the 1998 qualitative component and will make awards based on the achievement of such goals.

         The components of the Company's executive compensation program for 1997 were (i) an annual component consisting of base salaries and cash bonuses and
(ii) long-term incentives. Central to the Company's executive compensation program is the definition of specific financial targets and performance goals. In determining executive compensation, the Committee considers compensation packages for executives of comparable position and responsibility in the industry.

         Section 162(m) of the Internal Revenue Code denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. Option grants under the 1997 CarrAmerica Realty Corporation Stock Option and Incentive Plan and the 1993 Carr Realty Option Plan are intended to qualify as "performance-based" compensation not subject to the Section 162(m) deduction limitation. In addition, the Committee believes that a substantial portion of compensation awarded under the Company's compensation program would be exempted from the $1 million deduction limitation. The Committee's present intention is to qualify, to the extent reasonable, a substantial portion of each executive officer's compensation for deductibility under applicable tax laws.

         Annual Component

         Base salaries for all Named Executive Officers, including the Chief Executive Officer, are reviewed by the Committee on an annual basis. In determining appropriate base salaries, the Committee considers external competitiveness in the context of the Company's financial condition and capital resources, the roles and responsibilities of the individual, the contributions of the individual to the Company's business, an analysis of job requirements and the individual's prior experience and accomplishments.

         To provide additional incentive to achieve outstanding performance, the Committee also makes cash bonus awards based on corporate and individual performance. The compensation plan adopted by the Committee in 1997 establishes target cash bonuses based on achievement of financial and operational goals for the Company and, where appropriate, those activities of the Company managed by the executive officer. The Committee has the discretion to increase the annual bonus in any given year to take into account what it deems to be extraordinary performance or events.

         Long-Term Incentives

         The Committee attempts to align the financial interests of executive officers closely with those of stockholders through equity ownership and the use of long-term incentive compensation. The Company currently uses the 1997 CarrAmerica Realty Corporation Stock Option and Incentive Plan (the "1997 Stock Option Plan") for this purpose. Executive officers and other key employees of the Company have been granted common stock options under the 1997 Stock Option Plan. Certain executive officers and other key employees of the Company were granted options to acquire Class A Units in Carr Realty, L.P. under an earlier plan, the 1993 Carr Realty Option Plan. Class A Units of Carr Realty, L.P. are redeemable for cash equal to the value of an equal number of shares of common stock of the Company or, at the Company's election, share of common stock of the Company and, therefore, are believed to have a value equal to that of the common stock of the Company. To encourage the Company's employees to seek long-term appreciation in the value of the Common Stock, stock options and unit options vest over a specified period of time, and then only if the employee remains with the Company. Accordingly, an employee generally must remain with the Company for a period of five years to enjoy the full economic benefit of a stock option or unit option.

         The Committee expects that future grants of long-term incentives to the Company's executives will be made under the 1997 Stock Option Plan. In anticipation of future needs, the Board of Directors adopted, subject to stockholder approval, an amendment of the 1997 Stock Option Plan that increases the authorized shares of common stock from 3,000,000 shares to 7,200,000 shares. Accordingly, the amendment of the 1997 Stock Option Plan is being presented to the Company's stockholders for approval at this year's Annual Meeting and, accordingly, is described in detail in Item 2 above. The Committee urges stockholders to approve the amendment of the 1997 Stock Option Plan.

         Chief Executive Officer Compensation

         The salary and long-term incentive awards of the Company's Chief Executive Officer, Mr. Thomas Carr, are determined substantially in conformity with the policies described above for all other executive officers of the Company. The base salary of Mr. Thomas Carr for 1997 was $250,000. Mr. Carr was also granted 166,814 stock options and was awarded a cash bonus of $300,000 for 1997.

                                                    A. James Clark
                                                    Todd W. Mansfield
                                                    Wesley S. Williams, Jr.

                   EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         A. James Clark, Todd W. Mansfield and Wesley S. Williams, Jr. served on the Executive Compensation Committee of the Board of Directors during fiscal year 1997. None of these individuals was or ever has been an employee of the Company.

         Mr. Clark owns interests in certain entities that were parties to certain transactions involving the Company during the year. Partnerships in which Mr. Clark and/or Clark Enterprises, Inc., an entity of which Mr. Clark is the majority stockholder, have interests paid $400,000 to Carr Real Estate Services, Inc., a wholly owned subsidiary of the Company, for management and leasing services in 1997. In addition, wholly owned subsidiaries of Clark Enterprises, Inc. provided construction services to the Company for which they were paid $1.5 million in 1997. This amount covered amounts paid by the subsidiaries for materials and to sub-contractors.

         Mr. Mansfield is a Managing Director of Security Capital Investment Research Incorporated, which was a party to certain transactions involving the Company in 1997. The Company paid Security Capital Investment Research approximately $70,000 for research rendered in connection with the Company's acquisition of operating and development properties in 1997.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company as of March 15, 1998 for (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (2) each director of the Company and each Named Executive Officer, and (3) the directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all such interests are owned directly, and the person or entity identified as the beneficial owner has sole voting and investment power. The number of shares reported as beneficially owned by a person represents the number of shares of Common Stock the person holds (including shares of Common Stock that may be issued upon exercise of options that are exercisable within 60 days of March 15, 1998) plus the number of shares into which Class A Units of Carr Realty, L.P. held by the person (including Class A Units of Carr Realty, L.P. that may be issued upon the exercise of options that are exercisable within 60 days of March 15, 1998) are redeemable (if the Company elects to issue shares rather than pay cash upon such redemption). For purposes of the following table, the number of shares of Common Stock and Class A Units deemed outstanding includes 59,997,486 shares of Common Stock, 4,561,284 Class A Units of Carr Realty, L.P., 901,270 Units of CarrAmerica Realty, L.P. and 743,540 Class A Units and 24,998 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 15, 1998. The extent to which a person holds shares of Common Stock, as opposed to Class A Units of Carr Realty, L.P. or CarrAmerica Realty, L.P. or options to purchase Common Stock or Class A Units of Carr Realty, L.P. which are exercisable within 60 days of March 15, 1998 is set forth in the footnotes.



                                                                                      Percent          Percent of
                  Number and Address                     Number of Shares/Units        of All          All Shares &
                  of Beneficial Owner                      Beneficially Owned         Shares(1)          Units(2)
                  -------------------                    ----------------------      ---------        ------------

More Than 5% Beneficial Owner

Security Capital U.S. Realty
Security Capital Holdings S. A. (3) ......................        26,456,583            44.1%             39.3%
69, route d'Esch
L-2953 Luxembourg


                                                                                       Percent         Percent of
                  Number and Address                      Number of Shares/Units       of All         All Shares &
                    of Beneficial Owner                     Beneficially Owned        Shares(1)         Units(2)
                 -----------------------                  ---------------------       ---------       -----------
Directors

Andrew F. Brimmer (4).....................................             6,433                *                    *
Brimmer & Company
4400 MacArthur Boulevard, NW
Washington, DC  20007

Oliver T. Carr, Jr. (5)...................................         1,605,303             2.7%                 2.4%
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, NW
Washington, DC  20006

Thomas A. Carr (6) .......................................           178,329                *                    *
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, NW
Washington, DC  20006

A. James Clark (7) .......................................           934,908                *                    *
Clark Enterprises, Inc.
7500 Old Georgetown Road
Bethesda, MD  20814

Todd W. Mansfield (8) ....................................                 0               --                   --
Security Capital U.K. Management Limited
86 Jermyn Street
London, England  SW1Y 6JD

Caroline S. McBride (9) ..................................             2,666                *                    *
Security Capital Global Strategic Group
399 Park Avenue, 23rd Floor
New York, NY  10022

William D. Sanders (10) ..................................             5,333                *                    *
Security Capital Group
125 Lincoln Avenue
Santa Fe, NM  87501

Wesley S. Williams, Jr. (11) .............................             6,833                *                    *
Covington & Burling
1201 Pennsylvania Avenue, NW
Washington, DC  20044

Executive Officers

Brian K. Fields (12) .....................................            85,384                *                    *
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, NW
Washington, DC  20006

Kent C. Gregory (13)......................................            12,389                *                    *
CarrAmerica Realty Corporation
Suite 150
1600 Parkwood Circle
Atlanta, GA  30339

Philip L. Hawkins (14) ...................................            35,389                *                    *
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, NW
Washington, DC  20006

Robert E. Peterson (15) ..................................            26,389                *                    *
CarrAmerica Realty Corporation
1600 Parkwood Circle
Suite 150
Atlanta, GA  30339


                                                                                            Percent         Percent of
                  Number and Address                            Number of Shares/Units       of All         All Shares &
                  of Beneficial Owner                           Beneficially Owned         Shares(1)         Units(2)
                 --------------------                           ----------------------     ---------       ------------

Robert G. Stuckey (16) .......................................            30,389                *                    *
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, NW
Washington, DC  20007

All directors and executive officers as a group (13 persons)..         2,929,745               4.9%                 4.3%



--------------------
* Less than 1%.

(1) Assumes that all options to acquire shares of Common Stock held by the person that are shown, if any, are exercised, that all Class A Units of Carr Realty, L.P. held by the person, if any, are redeemed for shares of Common Stock, and that all options to acquire Class A Units of Carr Realty, L.P. held by the person that are shown, if any, are exercised and that the underlying Units are redeemed for shares of Common Stock. The total number of shares outstanding used in calculating this percentage includes all currently issued and outstanding shares of Common Stock plus shares of Common Stock issuable upon redemption of all Class A Units beneficially owned by the person (including Class A Units issuable to such person upon exercise of options that are shown), but assumes that none of the Class A Units held by other persons are redeemed for shares of Common Stock.
(2) Intended to show fully diluted beneficial ownership. Assumes that all options to acquire shares of Common Stock and options to acquire Class A Units of Carr Realty, L.P. held by the person that are shown, if any, are exercised. The total number of shares outstanding used in calculating this percentage includes all currently issued and outstanding shares of Common Stock and assumes that all of the Class A Units held by other persons (including Class A Units issuable to such person upon exercise of options that are shown) are redeemed for shares of Common Stock.
(3) Security Capital Holdings S.A., a wholly owned subsidiary of SC-USREALTY, holds all of its interest in shares of Common Stock.
(4) Dr. Brimmer owns 1,100 shares of common stock and options to purchase 5,333 shares of Common Stock which are exercisable within 60 days of March 15, 1998.
(5) The aggregate amount of shares of Common Stock beneficially owned by Mr. Oliver T. Carr, Jr. consists of 69,005 shares of Common Stock and 284,672 Class A Units owned directly by him, and 10,000 shares of Common Stock and 150,000 Class A Units owned by his spouse, 7,565 shares of Common Stock owned by Mr. and Mrs. Carr as joint tenants, 2,040 shares held by their children, 954,061 shares of Common Stock and Class A Units owned by The Oliver Carr Company, of which Mr. Carr is a director, chairman of the board, president and trustee of the majority stockholder, and Mr. Carr's options to purchase 120,000 Class A Units and options to purchase 10,000 shares of common stock which are exercisable within 60 days of March 15, 1998. Of the amount shown, Mr. Carr and The Oliver Carr Company hold 978,010 Class A Units and 497,293 shares of Common Stock. Mr. Carr disclaims beneficial ownership of the 2,040 shares held in an irrevocable trust for the benefit of his minor children.
(6) Mr. Thomas Carr is a director of The Oliver Carr Company. Mr. Carr disclaims beneficial ownership of the shares of Common Stock and Class A Units held by The Oliver Carr Company. Mr. Carr holds 16,814 shares of Common Stock, 29,515 Class A Units directly and 2,907 Class A Units are held by his children. Mr. Carr has options to purchase 120,000 Class A Units and 12,000 shares of Common Stock which are exercisable within 60 days of March 15, 1998.
(7) The aggregate amount of shares of Common Stock beneficially owned by Mr. Clark consists of 3,667 shares of Common Stock and 358,596 Class A Units owned directly by him and 569,979 Class A Units owned by Clark Enterprises, Inc., of which Mr. Clark is chairman, president, a director and the majority stockholder. Mr. Clark owns options to purchase 2,667 shares of Common Stock which are exercisable within 60 days of March 15, 1998.
(8) Mr. Mansfield is an officer of Security Capital Investment Research Incorporated, an affiliate of Security Capital Holdings, S.A., a wholly owned subsidiary of SC-USREALTY, but disclaims beneficial ownership of the shares held by Security Capital Holdings, S.A.
(9) Mrs. McBride is an officer of Security Capital Investment Research Incorporated, an affiliate of Security Capital Holdings, S.A., a wholly owned subsidiary of SC-USREALTY, but disclaims beneficial ownership of the shares held by Security Capital Holdings, S.A. Mrs. McBride owns options to purchase 2,667 shares of Common Stock which are exercisable within 60 days of March 15, 1998.
(10) Mr. Sanders is a director of Security Capital Group, an affiliate of Security Capital Holdings S.A., a wholly-owned subsidiary of SC-USREALTY, but disclaims beneficial ownership of the shares held by Security Capital Holdings, S.A. Mr. Sanders has options to purchase 5,333 shares of Common Stock of the Company which are exercisable within 60 days of March 15, 1998.
(11) Mr. Williams owns 200 shares of Common Stock and options to purchase 6,333 shares of Common Stock which are exercisable within 60 days of March 15, 1998.
(12) Mr. Fields owns 18,384 shares of Common Stock and options to purchase 7,000 shares of Common Stock and 60,000 Class A Units which are exercisable within 60 days of March 15, 1998.
(13)   Mr. Gregory owns 12,389 shares of Common Stock.
(14) Mr. Hawkins owns 17,389 shares of Common Stock and options to purchase 10,000 shares of Common Stock and 8,000 Class A Units which are exercisable within 60 days of March 15, 1998.

(15) Mr. Peterson owns 12,389 shares of Common Stock and 62,696 shares of Common Stock held by his spouse. Mr. Peterson disclaims beneficial ownership of shares held by his spouse. Mr. Peterson also has options to purchase 14,000 shares of Common Stock which are exercisable within 60 days of March 15, 1998.
(16) Mr. Stuckey owns 12,389 shares of Common Stock and options to purchase 10,000 shares of common stock and 8,000 Class A Units which are exercisable within 60 days of March 15, 1998.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         The Oliver Carr Company and Oliver T. Carr, Jr.

         Parking Services International, Inc. is a joint venture of The Oliver Carr Company and SC-USREALTY. Mr. Oliver T. Carr, Jr., the Chairman of the Board of the Company, is the majority stockholder of The Oliver Carr Company. SC-USREALTY is the Company's largest stockholder. Mr. Oliver T. Carr, Jr. also is chairman, president and trustee of the majority stockholder of Parking Services International. Parking Services International manages certain of the parking garages in the Company's properties for fees ranging from 24% to 62% of gross receipts from garage operations. Parking Services International is responsible for payment of all garage operating expenses. Fees paid by the Company to Parking Services International for 1997 totaled $4.5 million.

         The Company leases office space from a partnership affiliated with The Oliver Carr Company. Rent expense amounted to $1.2 million in 1997 under the lease. Future minimum payments under the lease are $400,000 in 1998.

         Carr Real Estate Services, Inc., a wholly owned subsidiary of the Company, provides management and leasing services to properties owned by partnerships in which The Oliver Carr Company and/or Mr. Oliver T. Carr, Jr. (as well as A. James Clark, a director of the Company, in some circumstances) has interests. Management fees generally are equal to 2% to 3% of collected revenue from the managed property, and leasing fees are generally equal to 1.5% to 2% of the rent payable over the life of the lease. Carr Real Estate Services, Inc. received revenue from these affiliated partnerships of $7.4 million in 1997.


         Clark Enterprises, Inc. and A. James Clark

         A wholly-owned subsidiary of Clark Enterprises, Inc., a unitholder of Carr Realty, L.P., a subsidiary of the Company, and of which A. James Clark, a director of the Company, is majority stockholder, has provided construction management services to the Company. In connection with these services, the Company paid $1.5 million in 1997.


         The Equitable Life Assurance Society of the United States

         The Equitable Life Assurance Society of the United States ("ELAS") is an affiliate of a person who served as a director of the Company in 1997, but who has since resigned. ELAS leases approximately 10,000 square feet of office space from the Company. The Company received rent of $300,000 from ELAS in 1997.

         Carr Real Estate Services, Inc. provides management and leasing services to properties owned by partnerships in which ELAS has interests. In addition to revenue received from partnerships in which The Oliver Carr Company also has an interest (as described above), Carr Real Estate Services, Inc. received revenue of $300,000 for 1997 from partnerships in which ELAS had an interest.

                              INDEPENDENT AUDITORS

         KPMG Peat Marwick LLP, who has served as independent auditors of the Company for the fiscal year ended December 31, 1997, will have representatives present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                                  OTHER MATTERS

         The Company's management knows of no other matters which may be presented for consideration at the Annual Meeting. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy intend to vote such proxy in accordance with their judgment on such matters.


                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Proposals of stockholders to be presented at the 1999 Annual Meeting must be received by the Secretary of the Company before December 4, 1998 to be considered for inclusion in the proxy material. In addition, any stockholder who wishes to propose a nominee to the Board of Directors or submit any other matter to a vote at a meeting of stockholders (other than a stockholder proposal included in the Company's proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, as amended), must comply with the advance notice provisions and other requirements of Section 3.11 of the Company's By-laws, which are on file with the Securities and Exchange Commission and may be obtained from the Secretary of the Company upon request.


                              VOTING PROCEDURES AND
                           COSTS OF PROXY SOLICITATION

         A properly executed proxy marked "Abstain" with respect to any such matter to be voted upon will not be voted, although it will be counted for purposes of determining the presence of a quorum.

         The Company pays for preparing, assembling, and mailing this Proxy Statement and any other proxy materials transmitted on behalf of the Board of Directors. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company's Common Stock.

                                     * * * *

         Your vote is important. Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

                                                 Appendix A





           Proposed Expanded Definition of Term "Special Shareholder"

         As proposed by the Board to Directors, the definition of the term "Special Shareholder" in Section 5.1(v) of the Company's Articles of Incorporation would be amended to read as follows:

                  "(v) "Special Shareholder" shall mean (i) Security Capital U.S. Realty S.A., Security Capital Holdings S.A. and any affiliate of either such Person who shall acquire any shares of Stock either directly pursuant to the Stock Purchase Agreement or from either such Person (or another affiliate thereof) in accordance with the provisions of such Stock Purchase Agreement or the Stockholders Agreement, (ii) any Person who is considered a Beneficial Owner of shares of Stock as a result of the actual ownership of shares of Stock by any of the Persons identified in clause (i) above, and (iii) any bona fide financial institution that Acquires Beneficial Ownership of shares of Stock either (x) as a result of an exercise of rights as a pledgee or otherwise in connection with bona fide indebtedness of any of the Persons identified in clause (i) above or (y) as a result of any such Person's default under any such bona fide indebtedness (it being understood that no pledge or other assignment of such shares of Stock as collateral for bona fide indebtedness shall in and of itself result in the pledgee or assignee being deemed to have Beneficial Ownership of the pledged or assigned shares of Stock unless and until a default with respect to such indebtedness shall have occurred and the lender therefore has a current right to exercise its rights as pledgee or assignee with respect to such shares of Stock), subject in each case to the condition that such bona fide financial institution's Beneficial Ownership of Stock would not result in the Special Shareholders as a group exceeding the Special Shareholder Limit; provided, that, as a condition to a bona fide financial institution's qualifying under clause (iii) above, (p) each of Security Capital U.S. Realty S.A. and Security Capital Holdings S.A. shall agree in writing (and each such agreement shall be reasonably acceptable to the Corporation) that each such bona fide financial institution shall be deemed a Special Shareholder and the shares of Stock owned by each such financial institution shall be included (without duplication) with the shares of Stock owned by persons otherwise deemed Special Shareholders in determining the Special Shareholder Limit, and (q) such bona fide financial institution shall agree in writing (and such agreement shall be reasonably acceptable to the Corporation), in advance or promptly following acquisition of Beneficial Ownership of any shares of Stock as described in clause (iii) above, to be bound by the Stockholders Agreement (including, without limitation, the provisions to the effect that shares of Stock cannot be transferred if the transfer would violate the restrictions set forth in Section 5.2 of the Charter)."

                   THIS PROXY IS SOLICITED BY AND ON BEHALF OF
                            THE BOARD OF DIRECTORS OF

                          CARRAMERICA REALTY CORPORATION

              REVOCABLE PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 7, 1998


P             The undersigned hereby appoints Thomas A. Carr, Brian K. Fields and Debra A. Volpicelli, or any of them, Proxies, with full power of
R substitution, to act for and to vote the shares of the Common Stock of CARRAMERICA REALTY CORPORATION which the undersigned would be entitled to
O vote if personally present at the Annual Meeting of Stockholders of said Company to be held on May 7, 1998, and at any and all adjournments
X      thereof.

Y             Receipt of the Company's Notice of Annual Meeting of Stockholders
       and Proxy Statement is acknowledged.

      IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

-------------                                                   -------------
|SEE REVERSE|                                                   |SEE REVERSE|
|    SIDE   |     CONTINUED AND TO BE SIGNED ON REVERSE SIDE    |    SIDE   |
-------------                                                   -------------

                                   DETACH HERE

---  Please mark                                                                                 ----
|X|  votes as in                                                                                    |
---  this example.                                                                                  |

This Proxy when properly executed will be voted as directed hereon, or if no direction is indicated, will be voted FOR the election of the Board of Directors' nominees for director, FOR Item 2, FOR Item 3, FOR Item 4 and FOR
Item 5.

                                                                      FOR    AGAINST    ABSTAIN
                                                                       _        _          _
1.   To elect Directors:             2.   To increase the number of   |_|      |_|        |_|
                                          authorized shares of
Nominees for terms expiring 2001:         Common Stock and Preferred
Thomas A. Carr, Caroline S.               Stock.
McBride, Wesley S. Williams, Jr.                                       _        _          _
                                     3.   To increase the number of   |_|      |_|        |_|
Nominees for terms expiring 2000:         shares authorized for
A. James Clark and Todd Mansfield         issuance under 1997
                                          Stock Option and
                                          Incentive Plan.

 _                _                                                    _        _          _
|_| FOR ALL      |_| WITHHELD        4.   To increase the number of   |_|      |_|        |_|
    NOMINEES         FROM ALL             shares authorized for
                     NOMINEES             issuance under 1995
                                          Non-Employee Director
                                          Stock Option Plan.
 _                                                                     _        _          _
|_| _____________________________    5.   To amend the Articles of    |_|      |_|        |_|
    For all nominees                      Incorporation to modify
    except as noted above                 definition of term
                                          "Special Shareholder."

                               In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                                              _
                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT |_|


                               (Please date and sign exactly as name appears on this Proxy Card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as well.)


SIGNATURE: ______________ DATE: ________ SIGNATURE:______________ DATE: ________